                                                                     Exhibit 2.1


                          SECURITIES PURCHASE AGREEMENT


      This SECURITIES PURCHASE AGREEMENT is dated as of ______________, 2001 by and between PHOTOMEDEX, INC., a Delaware corporation with its principal office at 5 Radnor Corporate Center, Suite 470, Radnor, Pennsylvania 19087 (the "Company"), and the person listed as the Purchaser on the signature page and on Exhibit A hereto (the "Purchaser").

      WHEREAS, the Company desires to issue and sell to the Purchaser units ("Units"), or fractions thereof, of the Company's securities, in connection with an offering (the "Offering") of a minimum of $3,000,000 of Units, each Unit consisting of one hundred thousand (100,000) shares (the "Shares") of the authorized but unissued common stock, $0.01 par value per share, of the Company (the "Common Stock") and twenty-five thousand (25,000) common stock purchase warrants ("Warrants") to purchase shares of Common Stock; and

      WHEREAS, the Purchaser wishes to purchase the Units on the terms and subject to the conditions set forth in this Agreement.

      NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Affiliate" of a party, means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

            (b) "Closing Date" means the date of the Closing.

            (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated there under.

            (d) "Initial Closing Date" means the date of the Initial Closing.

            (d) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchaser.

            (e) "SEC" shall mean the Securities and Exchange Commission.

            (f) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated there under.

      2.    Purchase and Sale of Units

            2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Closing, the number of Units, or fractions thereof, set forth opposite the name of the Purchaser under the heading "Number of Units to be Purchased" on Exhibit A hereto, at a purchase price per Unit of one hundred and _______thousand dollars ($10x,000) (at the closing market price plus $0.01 as of the Initial Closing Date). The exercise price for each Warrant shall be one dollar and __________cents ($1.xx) per share of Common Stock (at 110% of closing market price as of the Initial Closing Date). The total purchase price payable by the Purchaser for the number of Units that the Purchaser is hereby purchasing is set forth opposite the name of the Purchaser under the heading "Purchase Price" on Exhibit A hereto.

            2.2 Closing. The initial closing (the "Initial Closing") and any additional any closing subsequent to the Initial Closing (each a "Subsequent Closing," and together with the Initial Closing, each a "Closing") of the transactions contemplated under this Agreement shall take place upon receipt of a wire transfer from the Purchaser of the amount of the purchase price to the Company, the delivery of executed copies of this Agreement, the Registration Rights Agreement, and Investment Representation Certificate to the offices of the Company's counsel, Luce, Forward, Hamilton & Scripps LLP, 11755 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025, and the acceptance by the Company of the Purchaser's purchase of Units or fractions thereof. Within three business days of the Closing, the Company shall deliver to the Purchaser a single stock certificate and a single warrant certificate, each registered in the name of the Purchaser, representing the number of shares of Common Stock and Warrants purchased by the Purchaser, as computed pursuant to Section 2.1 hereof. At the Initial Closing, the Company shall be required to receive gross proceeds of a minimum of $3,000,000 from sales of the Units to all Purchasers in connection with the Offering.

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

            3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted.

            3.2 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 19,131,239 shares are outstanding on the date hereof. Except as set forth in Schedule 3.2 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of

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capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

            3.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement, and the Registration Rights Agreement.

            3.4 Valid Issuance of the Units. The Shares being purchased and the shares of Common Stock underlying the Warrants being purchased by the Purchaser hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable.

            3.5 Financial Statements. The Company has furnished to the Purchaser its audited Statements of Operations, Stockholders' Equity and Cash Flows for the fiscal year ended December 31, 2000, its audited Balance Sheet as of December 31, 2000, and its unaudited Statements of Operations, Stockholders' Equity and Cash Flows for the six months ended June 30, 2001 and its unaudited Balance Sheet as of June 30, 2001. All such financial statements are hereinafter referred to collectively as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. Since June 30, 2001, to the Company's knowledge, there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), affairs, operations, prospects or condition (financial or other) of the Company. Notwithstanding anything to the contrary in this Agreement, the Company's current financial performance may vary materially from expectations disclosed in the Company's SEC Documents (as such term is defined below) and other publicly released information by the Company due to corporate response to recent market volatility, patient seasonality and uncertainty in global markets and the Company's markets. Future expectations regarding near-term financial performance will continue to be uncertain until full third-party insurance reimbursement for the Company's products becomes widely available. There can be no assurance that changes in our manufacturing and marketing research and development plans or other changes affecting our operating expenses and business strategy will not result in the expenditure of the proceeds of this Offering before such time or that we will be able to develop profitable operations prior to such date, or at all, or that we will not require additional financing at or prior to such time in order to continue operations. There can be no assurance that additional capital will be available on terms favorable to us, if at all.

            3.6 SEC Documents. The Company has furnished to the Purchaser a true and complete copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2001, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing December 31, 2000, and ending on the date hereof. The Company will, promptly upon the filing thereof, also furnish to the Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to the Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.6 being called, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

            3.7 Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein, other than for Regulation D and state blue sky filings with respect to the sale of Units, and therein have been obtained and will be effective as of the Closing Date.

            3.8 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

            3.9 Brokers or Finders. Except for licensed members of the National Association of Securities Dealers, Inc. who are legally permitted to and who may receive selling commissions of 7% of the gross proceeds received from sales of Units through such licensed members, the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to such licensed members, the Company has not incurred, and shall not incur,

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directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

            3.10 NASDAQ National Market. The Common Stock is listed on the NASDAQ National Market System, and there are no proceedings to revoke or suspend such listing and the company has not received any communication from the NASDAQ National Market System with respect to any pending or threatened proceeding that would give rise to a delisting.

            3.11 Absence of Litigation. There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

      4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

            4.1 Authorization. All action on the part of the Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite corporate power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

            4.2 Purchase Entirely for Own Account. The Purchaser is acquiring the Units being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

            4.3 Investor Status; Etc. The Purchaser certifies and represents to the Company that at the time the Purchaser acquires any of the Units, the Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Units. The Purchaser's financial condition is such that it is able to bear the risk of holding the Units for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

            4.4 Units Not Registered. The Purchaser understands that the Units and the securities that make up the Units have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Units must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

            4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets.

            4.6 Brokers. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

            4.7 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

            4.8 Escrow Agreement. In connection with and in consideration of this Agreement, the Purchaser hereby adopts and agrees to be bound by the terms and conditions of that certain Escrow Agreement (the "Escrow Agreement"), dated as of October __, 2001, by and between the Company and Luce, Forward, Hamilton & Scripps LLP, as Escrow Holder, in the form attached as Exhibit C hereto, as if the Purchaser had executed such Escrow Agreement.

      5.    Conditions Precedent.

            5.1. Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Units being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

            (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need

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be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

            (b) The Registration Rights Agreement shall have been executed and delivered by the Company.

            (c) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

            (d) The purchase of and payment for the Units by the Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Units, shall have been duly obtained or made and shall be in full force and effect.

            (e) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

            5.2. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to the Purchaser the Units to be purchased at the Closing is subject to the satisfaction of the following conditions precedent:

            (a) The representations and warranties contained herein of the Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a).

            (b) The Registration Rights Agreement shall have been executed and delivered by the Purchaser.

            (c) The Purchaser shall have performed all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

            (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

            (e) The sale of the Units by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Units, shall have been duly obtained or made and shall be in full force and effect.

            (f) The Purchaser shall have executed and delivered to the Company an Investment Representation Certificate, in the form attached hereto as Exhibit B, pursuant to which the Purchaser shall provide information necessary to confirm the Purchaser's status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act).

            (g) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

      6.    Transfer, Legends.

            6.1. Securities Law Transfer Restrictions. The Purchaser shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Units being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Units in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Units in violation of this
Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this
Section 6.1.

            6.2. Legends. Each certificate representing any of the Shares shall be endorsed with the legends set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE

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ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN
AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

      7. Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

            (a) at any time by mutual agreement of the Company and the Purchaser; or

            (b) by the Purchaser, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof, (it being understood and agreed by the Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(b) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

            (c) by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(c) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Purchaser).

      Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

      8.    Miscellaneous Provisions.

            8.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 8.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

            8.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

            8.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

            8.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

            8.5   Notices.

            (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

            (b) All correspondence to the Company shall be addressed as follows:

                  PhotoMedex, Inc.
                  5 Radnor Corporate Center, Suite 470
                  Radnor, Pennsylvania 19087
                  Attention: Jeffrey F. O'Donnell, President
                  Telecopier:  (610) 971-9303

with a copy to:

                  Luce, Forward, Hamilton & Scripps LLP
                  11755 Wilshire Boulevard, Suite 1600
                  Los Angeles, California 90025
                  Attention:  Jeffrey P. Berg, Esq.
                  Telecopier: (310) 481-5206

            (c) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

            8.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

            8.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

            8.8   Governing Law; Injunctive Relief.

            (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any conflicts of laws concepts which concepts, which would apply the substantive law of some other jurisdiction.

            (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of Delaware, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

            8.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

            8.10 Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

            8.11 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.


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            8.12 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

            8.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

            8.14 Counterparts. This Agreement may be executed in a number of counterparts, each of which together, shall for all purposes constitute one Agreement, binding on all of the parties hereto, notwithstanding that all such parties have not signed the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement under seal as of the day and year first above written.


                                          PHOTOMEDEX, INC.


                                          By: --------------------------------
                                              Jeffrey O'Donnell
                                              Chief Executive Officer




                                              --------------------------------
                                                 Signature of Purchaser

                                              --------------------------------
                                                 Print Name of Purchaser

                                    EXHIBIT A


Purchaser's Name                                            __________________

Purchaser's Address                                         __________________

                                                            __________________

                                                            __________________

                                                            __________________

Number of Units (or fractions thereof) to be Purchased      __________________

Purchase Date:                                              __________________


Email Address or Fax Number for notification of Purchase Price Calculation:


                                                            __________________


All funds to be delivered to the Escrow Holder for the benefit of the Company by bank wire transfer as follows:

California Bank and Trust
San Diego Commercial Banking Office
525 B Street
San Diego, CA  92101

Account Name:  Luce, Forward, Hamilton & Scripps LLP Client Trust Account

Fed. Routing Number:  122232109

Account Number:  0701169501